UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): May 27, 2003

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(513) 784-8000

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

     On May 27, 2003, Chiquita Brands International, Inc. completed the sale of its subsidiary, Chiquita Processed Foods, L.L.C. (“CPF”), to Seneca Foods Corporation (“Seneca”). The transaction consisted of the sale of all of the membership interests of CPF, a limited liability company, for a purchase price consisting of $110 million in cash and 967,742 shares of Seneca Convertible Preferred Stock, Series 2003, that is convertible into an equal number of shares of Seneca Common Stock Class A, $.25 par value. By acquiring the equity of CPF, Seneca also assumed CPF’s debt, which was $61 million at May 27, 2003. The purchase price was determined in arms length negotiations with Seneca. CPF is a processor and distributor of private-label and branded canned vegetables, with eleven vegetable canning facilities located in Idaho, Illinois, Minnesota, Washington and Wisconsin. Although the Seneca Preferred Stock issued as part of the purchase price is non-voting, if Chiquita were to convert all of its shares of Preferred Stock into Class A Common Stock, it would hold approximately 20% of the Class A Common Stock. However, since the Class A Common Stock only has 1/20 of a vote per share, Chiquita’s voting power would not be more than 2% of the total voting power of all classes of Seneca common and preferred stock based on the amounts of such shares outstanding at January 31, 2003. Reference is made to Chiquita’s press release dated May 27, 2003, attached as Exhibit 99.1, the Purchase Agreement, attached as Exhibit 10.1, and the related ancillary documents identified in Item 7(c), below.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Chiquita Brands International, Inc. Pro forma Condensed Consolidated Financial Statements (Unaudited)

     CPF was reported as a discontinued operation in Chiquita’s consolidated financial statements in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The following summary of historical operating results also reflects CPF as a discontinued operation for the quarter ended March 31, 2003, the nine months ended December 31, 2002, the quarter ended March 31, 2002, and the years ended December 31, 2001 and 2000. Because the amounts included in the historical summary depict the effect of the CPF sale, pro forma consolidated statements of income are not included herein.

     The unaudited pro forma condensed consolidated balance sheet included herein assumes the CPF sale occurred on March 31, 2003 and reflects the following assumptions:

•	the receipt of $110 million in cash and 967,742 shares of Seneca preferred stock convertible into an equal number of shares of Seneca Common Stock Class A, and

•	the use of $20 million of the cash proceeds to reduce debt.

     Although a final determination has not been made, Chiquita expects the remaining $90 million of cash proceeds will be utilized primarily for debt reduction and general corporate purposes. Because the ultimate use of all of the cash proceeds received has not been determined, among other items, the effect of the CPF sale will differ from the pro forma adjustments presented herein. The pro forma condensed consolidated balance sheet does not purport to present what Chiquita’s financial position would have been had the transaction actually occurred on March 31, 2003. In addition, the summary of historical operating results does not purport to present what Chiquita’s results of operations would have been had the sale actually occurred on January 1, 2000, or purport to project Chiquita’s results of operations for any future period. The pro forma and historical financial information presented herein should be read in conjunction with Chiquita’s audited consolidated financial statements and the related notes included in its Annual Report on Form 10-K for the year ended December 31, 2002 and the unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, in all cases as filed with the Securities and Exchange Commission.

CHIQUITA BRANDS INTERNATIONAL, INC.
HISTORICAL CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
Operating Results Reflecting CPF as a Discontinued Operation
(In thousands, except per share amounts)

	Reorganized Company		Predecessor Company

	Quarter	Nine Months	Quarter	Year	Year
	Ended	Ended	Ended	Ended	Ended
	March 31,	Dec. 31,	March 31,	Dec. 31,	Dec. 31,
	2003	2002	2002	2001	2000

Net sales	$471,329	$1,140,024	$446,146	$1,464,980	$1,504,894

Operating expenses

Cost of sales	381,507	941,469	346,500	1,201,549	1,222,138

Selling, general and administrative	44,970	150,605	42,191	174,150	210,473

Depreciation	7,175	22,449	16,877	66,659	72,916

	433,652	1,114,523	405,568	1,442,358	1,505,527

Operating income	37,677	25,501	40,578	22,622	(633)

Interest income	392	2,937	624	7,830	12,201

Interest expense	(9,565)	(30,260)	(7,555)	(111,235)	(113,827)

Financial restructuring items	—	—	(222,341)	(33,604)	—

Income (loss) from continuing operations before income taxes and cumulative effect of a change in method of accounting	28,504	(1,822)	(188,694)	(114,387)	(102,259)

Income taxes	(2,000)	(4,800)	(1,000)	(5,800)	(6,800)

Income (loss) from continuing operations before cumulative effect of a change in method of accounting	26,504	(6,622)	(189,694)	(120,187)	(109,059)

Discontinued operations*

Financial restructuring items	—	—	(63,481)	—	—

Income (loss) from operations	(3,528)	9,994	(125)	1,419	14,192

Gain on disposal of discontinued operations	1,905	9,823	—	—	—

Income (loss) before cumulative effect of a change in method of accounting	24,881	13,195	(253,300)	(118,768)	(94,867)

Cumulative effect of a change in method of accounting for goodwill	—	—	(144,523)	—	—

Net income (loss)	$24,881	$13,195	$(397,823)	$(118,768)	$(94,867)

Shares used for basic EPS	39,983	39,967	78,273	73,347	66,498

Shares used for diluted EPS	39,995	39,967	78,273	73,347	66,498

Basic and diluted net income (loss) per common share:

- Continuing operations	$0.66	$(0.17)	$(2.42)	$(1.80)	$(1.89)

- Discontinued operations*	(0.04)	0.50	(0.81)	0.02	0.21

- Before cumulative effect of a change in method of accounting	0.62	0.33	(3.23)	(1.78)	(1.68)

- Cumulative effect of a change in method of accounting for goodwill	—	—	(1.85)	—	—

- Net income (loss)	$0.62	$0.33	$(5.08)	$(1.78)	$(1.68)

Pro forma for accounting change**:

- Net income (loss)	$24,881	$31,225	$(415,853)	$(118,768)	$(94,867)

- Basic and diluted net income (loss) per common share	0.62	0.78	(5.31)	(1.78)	(1.68)

*	Discontinued operations includes the Castellini group of companies (sold in December 2002), Progressive Produce Corporation (sold in January 2003) and CPF (sold in May 2003) for all periods in which they were owned. The expected gain on the sale of CPF of approximately $8 million is not reflected here, but will be recognized in the second quarter of 2003.

**	In the first quarter of 2003, Chiquita changed its method of accounting for certain tropical production and logistics expenses during interim periods. Previously, Chiquita had used a standard costing method which allocated those costs evenly throughout the year on a per box basis. Chiquita has now adopted a costing method which recognizes costs as incurred. The accounting change has no effect on total year costs or results.

CHIQUITA BRANDS INTERNATIONAL, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
March 31, 2003
(In thousands)

		Pro Forma
	As Reported	Adjustments			Pro Forma

ASSETS

Current assets

Cash and equivalents	$35,660		$90,000	(a)	$125,660

Trade receivables	337,759				337,759

Other receivables, net	86,567				86,567

Inventories	199,252				199,252

Prepaid expenses	24,717				24,717

Other current assets	14,132				14,132

Total current assets	698,087		90,000		788,087

Property, plant and equipment, net	407,692				407,692

Investments and other assets, net	129,519		13,000	(b)	142,519

Trademark	387,585				387,585

Goodwill	42,181				42,181

Assets of discontinued operations	245,145		(245,145)		—

Total assets	$1,910,209		$(142,145)		$1,768,064

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities

Notes and loans payable	$32,599	$			$32,599

Long-term debt due within one year

Parent company	—				—

Subsidiaries	48,006				48,006

Accounts payable	298,551				298,551

Accrued liabilities	106,367		2,000	(c)	108,367

Total current liabilities	485,523		2,000		487,523

Long-term debt of parent company	250,000				250,000

Long-term debt of subsidiaries	198,473		(20,000	)(a)	178,473

Accrued pension and other employee benefits	104,543				104,543

Other liabilities	79,615				79,615

Liabilities of discontinued operations	135,488		(135,488)		—

Total liabilities	1,253,642		(153,488)		1,100,154

Shareholders’ equity

Common stock	399				399

Capital surplus	625,924				625,924

Retained earnings	38,076		6,960	(d)	45,036

Accumulated other comprehensive income (loss)	(7,832)		4,383		(3,449)

Total shareholders’ equity	656,567		11,343		667,910

Total liabilities and shareholders’ equity	$1,910,209		$(142,145)		$1,768,064

Notes:

(a)	Of the $110 million in cash proceeds, $20 million was immediately used to reduce debt. The Company expects the remaining $90 million will be utilized primarily for debt reduction and general corporate purposes.

(b)	Represents the fair value of the 967,742 shares of Seneca preferred stock.

(c)	Represents an estimate of selling, legal and other transaction costs.

(d)	Represents the approximate gain on the sale of CPF if the transaction had closed on March 31, 2003. Chiquita expects to realize a gain of approximately $8 million during the second quarter of 2003.

(c)    Exhibits

10.1	Purchase Agreement by and among Seneca Foods Corporation, Chiquita Brands International, Inc. and Friday Holdings, L.L.C. dated as of March 6, 2003, incorporated by reference from Exhibit 10.1 of Chiquita’s Current Report on Form 8-K dated March 6, 2003 (filed March 7, 2003).*

10.2	Certificate of Amendment to Certificate of Incorporation of Seneca Foods Corporation setting forth the terms of the preferred stock issued as partial payment for the equity interest in Chiquita Processed Foods, L.L.C.**

10.3	Registration Rights Agreement dated as of May 27, 2003 between Seneca Foods Corporation and Friday Holdings, L.L.C., incorporated by reference from Exhibit 7.3 to Schedule 13D filed by Chiquita Brands International, Inc. with respect to Common Stock Class A, $.25 par value, of Seneca Foods Corporation (filed June 4, 2003).*

10.4	Second Amended and Restated Credit Agreement dated as of March 27, 2003 among Chiquita Brands, Inc. and Atcon Finanz, Inc., as Borrowers, the Lenders designated therein, Foothill Capital Corporation, as Administrative Agent, and Wells Fargo Bank, National Association, as Loan Arranger and Syndication Agent, conformed to include amendments through May 27, 2003, pursuant to First Amendment and First Limited Waiver to Second Amended and Restated Credit Agreement, dated as of May 22, 2003.**

99.1	News release of Chiquita Brands International, Inc. dated May 27, 2003 announcing completion of sale of Chiquita Processed Foods L.L.C. **

*	Incorporated by reference.

**	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2003		CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ William A. Tsacalis William A. Tsacalis Vice President and Controller